Exhibit 10.4

AMENDMENT TO LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of April 13, 2026 by and among (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), (ii) VO Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) each of the undersigned Persons holding Founder Shares listed on the signature pages hereto and any Persons holding Founder Shares that become a party to this Amendment after the date hereof (collectively, the “Other Holders” and, collectively with the Sponsor, each an “Insider” and, collectively, the “Insiders”), pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) and, if such term is not defined in the Original Agreement, then in the BCA (as defined below).

RECITALS

WHEREAS, the Company, the Sponsor, and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of April 1, 2025 (the “Original Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor and the other undersigned Insiders thereto agreed, among other matters, to certain transfer restrictions with respect to the Founder Shares and the Private Placement Units (including the underlying Private Placement Shares and Private Placement Rights);

WHEREAS, on or about the date hereof, the Company and Trasteel Holding S.A., a Luxembourg company (“Trasteel”), have entered into, and upon execution of a Joinder, (i) a to-be-formed Luxembourg corporation in the form of a public limited liability company (société anonyme) to be registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”) and (ii) a to-be-formed Cayman Islands exempted company with limited liability which will be a wholly-owned subsidiary of Pubco (“Merger Sub”) will enter into, that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”);

WHEREAS, pursuant to the BCA, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”): (a) Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”), and, in connection therewith, each issued and outstanding security of the Company immediately prior to the Closing will no longer be outstanding and will automatically be cancelled in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, (b) Pubco will acquire all of the issued and outstanding ordinary shares of Trasteel from Trasteel’s shareholders (collectively, the “Sellers”) in exchange for Pubco ordinary shares (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and any outstanding convertible securities of Trasteel (other than Convertible Bridge Financing Debt) will be terminated; and (c) as a result of such Transactions, the Company and Trasteel each will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company;

WHEREAS, the parties hereto desire to amend the Original Agreement (i) to add Pubco as a party to the Letter Agreement upon its execution and delivery of an Insider Letter Joinder (as defined below), (ii) to revise the terms thereof in order to reflect the transactions contemplated by the BCA, including the issuance of Pubco Ordinary Shares in exchange for ordinary shares of the Company, (iii) to amend the terms of the lock-up set forth in Section 8(a) of the Original Agreement as they relate to the period following the Closing; and (iv) to grant Pubco certain rights (upon its execution and delivery of an Insider Letter Joinder) to enforce the terms of the Letter Agreement prior to the Closing; and

WHEREAS, pursuant to paragraph 12 of the Original Agreement, the Original Agreement can be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as a Party to the Letter Agreement. The parties hereby agree to add Pubco as a party to the Letter Agreement upon Pubco’s execution and delivery to the Company and the Sponsor of a joinder agreement in the form attached as Exhibit A hereto (an “Insider Letter Joinder”). Upon its execution and delivery of an Insider Letter Joinder, Pubco agrees to be bound by and subject to all of the terms and conditions of this Amendment as the original “Pubco” party hereto. Subject to Pubco’s execution and delivery of an Insider Letter Joinder, the parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the “Company” in the Letter Agreement and relating to periods from and after the Closing shall instead be a reference to Pubco. Pubco agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto. The rights and obligations of Pubco under the Letter Agreement shall not be effective until the execution and delivery by Pubco of an Insider Letter Joinder. Without limiting the foregoing, notwithstanding anything to the contrary contained in the Letter Agreement, in the event that prior to Pubco’s execution and delivery of an Insider Letter Joinder, a party seeks to take an action, omission, waiver or amendment that requires the consent, approval or agreement of Pubco under the Letter Agreement, the consent, approval or agreement of Pubco shall not be required for purposes of the Letter Agreement to take such action, omission, waiver or amendment.

2. Amendments to the Original Agreement. The parties hereby agree to the following amendments to the Original Agreement:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the BCA, are hereby added to the Letter Agreement as if they were set forth herein.

(b) The parties hereby agree that from and after the Closing, (i) the terms “Ordinary Shares,” “Founder Shares,” “Private Placement Shares,” “Private Placement Units,” and “Private Placement Rights”) as used in the Letter Agreement shall be references to Pubco Ordinary Shares into which any such securities shall convert in the Merger (and any other securities of Pubco or any successor entity issued in consideration of, including as a share split, dividend or distribution, or in exchange for, any of such securities).

(c) Effective upon the Closing, Section 8(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to Transfer, directly or indirectly, any Pubco Ordinary Shares held by it, him or her that are received in the Merger in exchange for Founder Shares, Private Placement Units, Private Placement Shares or Private Placement Rights until the earlier of (i) six (6) months after the completion of a Business Combination and (ii) subsequent to a Business Combination, the date on which the Pubco consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property (the “Lock-up”).”

3. Termination of BCA. Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect, and the terms of the Original Agreement without giving effect to this Amendment shall apply to the parties to the Original Agreement prior to giving effect to this Amendment.

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Intended Third Party Beneficiary. The parties acknowledge and agree that from and after Pubco’s execution and delivery of an Insider Letter Joinder until the Closing occurs, Pubco is an intended third-party beneficiary of paragraphs 1 and 8 of the Letter Agreement and this paragraph 5 of this Amendment and shall be entitled prior to the Closing to enforce such sections as an actual party thereto. Each of the parties to the Letter Agreement agrees that prior to the Closing, the Letter Agreement shall not be modified or amended, and no waiver shall be granted by the Company, without the express prior written consent of Trasteel. In addition, the Company agrees from the date hereof until the Closing to strictly enforce the terms hereof, and not grant any waiver under, any agreement or instrument that purports to limit or prohibit the transfer, disposal or sale of any Company securities held by any Person.

6. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including paragraph 14 thereof.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its representative thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

The Company:

SIZZLE ACQUISITION CORP II.

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	Chief Executive Officer

By:	/s/ Jamie Karson
Name:	Jamie Karson
Title:	Non-Executive Vice Chairman

Sponsor:

VO SPONSOR II, LLC

By: VO SPONSOR MANAGEMENT, LLC, its managing member

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	Managing Member

{Signature Page to Insider Letter Amendment}

Other Holders:

Steve Salis

Jamie Karson

Daniel Lee

Neil Leibman

Warren Thompson

David Perlin

{Signature Page to Insider Letter Amendment}

Exhibit A

Form of Pubco Joinder to Insider Letter Amendment

This Joinder Agreement, dated as of [●], 2026 (this “Joinder Agreement”), is executed and delivered by [Pubco], a Luxembourg corporation in the form of a public limited liability company (société anonyme) registered with Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) (“Pubco”), pursuant to the Amendment to Letter Agreement, dated as of April [●], 2026 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Insider Letter Amendment”), by and among (i) Sizzle Acquisition Corp. II, a Cayman Islands exempted company (together with its successors, the “SPAC”), (ii) VO Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) each of the other “Insider” parties thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Insider Letter Amendment (or if not defined therein, in the Original Agreement).

1.	Joinder to the Lock-Up Agreement. Upon the execution of this Joinder Agreement by Pubco and delivery hereof to the Company and the Sponsor, Pubco shall become party to the Insider Letter Amendment (and by virtue of the terms of the Insider Letter Amendment, the Letter Agreement), and shall be bound by and subject to all of the terms and conditions of the Insider Letter Amendment (and by virtue of the terms of the Insider Letter Amendment, the Letter Agreement), as the original “Pubco” party thereto. Pubco hereby acknowledges that it has received and reviewed a complete copy of the Insider Letter Amendment and the Original Agreement.

2.	Incorporation by Reference. All terms and conditions of the Insider Letter Amendment are hereby incorporated by reference in this Joinder as if set forth herein in full.

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder Agreement as of the date first above written.

Pubco:

[Pubco]

By:
Name:
Title:

{Signature Page to Insider Letter Joinder}